Exhibit 10.2

OFFICE LEASE

THIS LEASE is made this 1st day of January, 2013, by and between KENYON HOLDINGS, LLC, ("Landlord"), and Twin Cities Power Holdings, LLC or assigns ("Tenant").

THIS LEASE is entered into to extinguish and replace the following documents entered into by and between Kenyon Crossings, LLC, a Minnesota Limited Liability Company (“Landlord”) and Twin Cities Power, LLC, a Minnesota limited liability company (“Tenant”):

Office Lease dated May 13, 2009;

Lease Addendum (Amendment) dated May 13, 2009; and

Second Amendment to Lease dated November 21, 2011.

W I T N E S S E T H:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office and warehouse space in the building described below which is commonly known as Kenyon Crossings at 16233 Kenyon Avenue, Lakeville, Dakota County, Minnesota, and which is situated on the tract of land described in Exhibit A-l attached hereto (the "Building") for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is outlined in red on Exhibit A-2 attached hereto (the "Leased Premises") . Elevators shall not be leased to Tenant and shall remain under Landlord's control.

Section 1.02. Basic Lease Provisions.

A.	Building Address: 16233 Kenyon Avenue South, Lakeville, MN 55069; Floor 1 (see map) and Floor: 2; Suite 210;

B.	Rentable Area: approximately 11,910 square feet consisting of approximately 9,810 square feet of office and 2,100 square feet known as the “fitness center”;

Landlord shall provide Tenant with a lower level 10’ by 20’ storage space known as space #2.

Tenant shall be allocated ten (10) parking spaces in the building’s parking garage. Tenant has a right of first refusal to purchase additional parking spaces at an annual additional cost of $1,000.00 per year, per space.

Landlord shall measure from the outside of the outside walls to the center of the interior demising walls to determine the Rentable Area and from the outside of the outside walls to determine the rentable area of the Building.

C. Building Expense Percentage: 45.72%;

D. Minimum Annual Rent:

Minimum Annual Base Rent Beginning 1/01/2013:	$147,171.00 per year*
Estimated Operating Expenses (2013):	$ 87,300.30 per year
Estimated Annual Rent Beginning 1/01/2013	$234,471.30 per year

*Base rent will have Annual increases of 3% each year over the term of the lease.

E. Monthly Rental Installments:

Minimum Monthly Base Rent Beginning 1/01/13:	$12,264.25 per month
Estimated Monthly Operating Expenses (2013):	$ 7,275.03 per month
Estimated Monthly Rent Beginning 1/01/2013:	$19,539.28 per month

Amounts in items D and E above do not include telephone, data or any of the services as defined in Section 3.02 that are provided by Tenant.

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F.	Term: Five (5) Years;

G.	Commencement Date: 1/01/2013;

H.	Security Deposit: $7,972.50;*

* Paid previously in conjunction with original Lease

I.	Broker: None

J.	Permitted Use: General Office and storage;

K.	Working Drawings Approval Date: N/A;

L.	Landlord to provide space with no improvements. Tenant to take “as is” with no custom build out or changes.

M.	Address for payments and notices as follows:

Landlord:	Kenyon Holdings, LLC
16233 Kenyon Avenue, Suite 201
Lakeville, MN 55044

With Rental
Payments to:	Kenyon Holdings, LLC
16233 Kenyon Avenue, Suite 201
Lakeville, MN 55044

Tenant:	Twin Cities Power Holdings, LLC
16233 Kenyon Avenue, Suite 210
Lakeville, MN 55044

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions ("Original Term") and shall commence on the Commencement Date as provided in Item G of the Basic Lease Provisions The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in Section 2.03. As used in this Lease, "Lease Term" shall include the Original Term and any renewal thereof.

Section 2.02. Construction of Tenant Finish Improvements and Possession. Tenant has personally inspected the Leased Premises and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto.

Section 2.03. Tenant's Acceptance of the Leased Premises. Promptly after the Commencement Date, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, even though the letter of understanding provided for herein may not have been executed by Tenant.

Section 2.04. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7), and shall, upon Landlord's request, remove all computer equipment and flooring in the Leased Premises, at its sole cost and expense. Any property remaining in the Leased Premises after the expiration or termination of this Lease shall be deemed abandoned and Landlord shall have the right to remove and dispose of such property at Tenant's sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed.

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Section 2.05. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a Tenant from month to month at One Hundred Fifty Percent (150%) of the then prevailing market rate (as determined by Landlord in its sole and absolute discretion) for the Leased Premises in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section 2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without deduction or offset, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

Section 3.02. Annual Rental Adjustment.

A.	Definitions. For purposes of this Section 3.02, the following definitions shall apply:

1.	"Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

2.	"Operating Expenses" - shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Exterior Common Areas and Interior Common Areas as defined in Section 19.03 and the land described in Exhibit A-l) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently app1ied, including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including by way of illustration and not limitation: all general real estate taxes and all special assessments levied against the Building (hereinafter called "real estate taxes"), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes; insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system for common areas; cleaning and other janitorial services for common areas; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees; wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements that produce a net reduction in operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; maintenance and repair costs, dues, fees and assessments incurred under any owners association agreement applicable to the Building and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

3.	"Building Expense Percentage" - shall mean the percentage specified in Item C of the basic Lease Provisions. This percentage was determined by dividing the rentable area in the Leased Premises by the total rentable area in the Building.

4.	"Tenant's Proportionate Share of Operating Expenses" -shall be an amount equal to the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions times the Operating Expenses.

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B.	Payment Obligation. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, in each calendar year or partial calendar year, during the term of this Lease, an amount equal to Tenant's Proportionate Share of Operating Expenses for such calendar year.

1.	Payment of Estimated Annual Rental Adjustment - The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant. In the case of the calendar year in which the Lease Term commences, written notice of the estimated Operating Expenses shall be given to Tenant prior to the Commencement Date. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

2.	Increases in Estimated Annual Rental Adjustment - If real estate taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

3.	Adjustment to Actual Annual Rental Adjustment - Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the Annual Rental Adjustment for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

4.	Tenant Verification - Tenant or its accountants shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual amount of the Annual Rental Adjustment, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof.

Section 3.03. Late Charges. In the event Tenant fails to pay within ten (10) days after the same is due and payable any installment of Minimum Annual Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, such unpaid rent shall bear a late payment charge in the amount of five percent (5%) of the past due amount.

ARTICLE 4 - SECURITY DEPOSIT - A security deposit has been made as stated in Section 1.02 H. The security deposit shall be held until the expiration of the Term at which time an inspection of Leased Premises shall take place. If it is determined that Leased Premises are in the condition as set forth in Section 2.04, Tenant will receive a refund in the amount of the original security deposit within Ten (10) business days of the end of the Lease. If the Leased Premises are not in acceptable condition as set forth in Section 2.04, Landlord shall provide a letter stating the reasons for withholding the Security Deposit in accordance with State Law.

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ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Occupancy. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose whatsoever.

Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A.	Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with the Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with and obey all reasonable directions of the Landlord, including the Building Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant, and (iv) shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other Tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other Tenant's compliance.

B.	Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

C.	Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

D.	Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such Tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises.

Section 5.03. Landlord's Rights Regarding Use. In addition the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A.	Landlord may install such signs, advertisements or notices or Tenant identification information on the directory board or Tenant access doors as it shall deem necessary or proper.

B.	Landlord shall approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C.	Landlord shall approve or disapprove all sign painting and lettering used on the Leased Premises and the Building.

D.	Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions.

E.	Landlord may control the Common Areas in such manner as it deems necessary or proper.

Section 5.04. Access to and Inspection of the Leased Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or Tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

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ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.00. Tenant Responsibility For Utilities and Interior Maintenance. Tenants shall be wholly responsible, and shall bear all costs associated with, the operation and maintenance of all interior parts or portions of the Leased Premises, including entrance and overhead garage doors, heating, plumbing, electrical and mechanical fixtures and equipment except as such items may be covered by manufacturer warranties. Tenants shall be responsible for individually metered utilities (including but not limited to electricity and gas) and provide and pay for Tenants own janitorial services, dumpster, telephone, and/or any other utility services or energy sources furnished to the Leased Premises during the term of this Lease or any renewal or extension thereof. Tenants shall also pay their prorata share of all other operating expenses (including but not limited to costs associated with the operation and maintenance of Interior and Exterior Common Areas), as defined in Section 3.02, A.2.

Section 6.01. Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, and Tenant shall pay for the following other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use or as may be required by law or directed by governmental authority.

A.	Exterior Building maintenance including but not limited to lawn care, snow removal, parking lot maintenance, and monument signage;

B.	Water in the Common Areas for lavatory and drinking purposes and exterior sprinkler systems;

C.	Washing of windows at intervals reasonably established by Landlord;

D.	Repair and maintenance to the extent specified elsewhere in this Lease.

Section 6.02. Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other Tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by the lights and business machines typically used by other Tenants in the Building or by Tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by Tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine with the exception of personal computers and word processors) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

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ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.01. Repair and Maintenance of Building. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other common areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other Tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 6, Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent, or as a part of Operating Expenses as set forth in Section 3.02.

Section 7.03. Alterations or Improvements. Tenant shall not make or permit alterations of or upon any part of the Leased Premises or additions to the Leased Premises without first obtaining the written consent of Landlord. Tenant shall at its sole expense and cost, ensure that all permitted alterations and additions which are made or necessitated thereby (whether inside or outside the Leased Premises) shall be made in accordance with all applicable laws, rules, codes, ordinances and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Leased Premises or Building, and Tenant shall comply with such requirements as Landlord considers necessary or desirable. Landlord's consent to any such alterations or additions shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency, or compliance with laws, rules, codes, ordinances, or regulations of such alterations or additions of the plans, specifications or working drawings therefor.

Tenant shall promptly pay all costs attributable to such alterations and additions and shall promptly repair any damage to the Leased Premises, Building or Common Areas caused by or resulting from such alterations and additions. Any such alterations and additions shall remain for the benefit of Landlord, provided, however, that Landlord may elect upon ninety (90) days prior written notice to Tenant to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the alterations or additions made by Tenant and repair any damage caused by such removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event any lien is filed against the Leased Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien.

Section 7.04. Trade Fixtures. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition.

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ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.01. Substantial Destruction of the Building or the Leased Premises. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein, means destruction or material damage to at least 50% of the Building or the Leased Premises) by fire or other casualty insured under the fire and extended coverage insurance provided by Landlord in accordance with Section 8.03 hereof, then Landlord or Tenant may, at its option, terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the Tenant finish improvements as were originally required to be made by Landlord to the extent of the availability of insurance proceeds therefor; and further provided that if Tenant has made any additional improvements pursuant to Section 7.03. Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term.

Section 8.02. Partial Destruction of the Leased Premises. If the Leased Premises should be damaged by fire or other casualty insured under the fire and extended coverage insurance provided by Landlord in accordance with Section 8.03 hereof, but not substantially destroyed or damaged to the extent provided in Section 8.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the Tenant finish improvements as were originally required to be made by Landlord to the extent of the availability of insurance proceeds therefor; and further provided that if Tenant has made any additional improvements pursuant to Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Leased Premises to an extent exceeding 30% of its normal business activity, rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder.

Section 8.03. Casualty Insurance. Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises or any additional improvements which Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If the Tenant finish improvements which are in excess of the Building standard Tenant finish improvements or any alterations or improvements made by Tenant pursuant to Section 7.03 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

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Section 8.04. Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Leased Premises, the Building or personal property within the Building by reason of fire or other casualty or any other risk which is or which is required to be insured against under this Lease, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that all insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.04 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.04 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.04.

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.01. Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section 8.03 and except for that caused directly by the sole negligence of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.03.

Section 9.02. Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.	Worker's Compensation -- minimum statutory amount.

B.	Comprehensive General Liability Insurance, including Blanket, Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability Fire Damage. Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.

C.	Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insurers and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage within thirty (30) days after a request to do so. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance, Landlord shall have the right, but not the obligation, to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.03. Landlord's Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.03) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

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ARTICLE 10 - EMINENT DOMAIN

If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be unTenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Leased Premises by giving written notice of such termination to the other party. If a part of the Leased Premises shall be taken or conveyed but the remaining part is Tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed Tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefor; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

ARTICLE 11 - LIENS

If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such) , Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum until paid.

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined. If any Tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord; and any attempted assignment or subletting without such consent shall be invalid. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subTenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subTenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subTenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subTenant.

Landlord may, in its sole discretion, refuse to give its consent to any proposed assignment or subletting for any reason, including, but not limited to Landlord's determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subTenant, (ii) the prevailing market or quoted rental rates for space in the Building or other comparable buildings or (iii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subTenant. All reasonable costs incurred by Landlord in connection with any request for consent to a proposed assignment or sublease, including costs of investigation and attorneys' fees, shall be paid by Tenant upon demand as a further condition of any consent which may be given.

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ARTICLE 14 - TRANSFERS BY LANDLORD

Section 14.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.04.

Section 14.02. Subordination. Tenant's rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, deed of trust, ground lease or master lease now or hereafter placed upon or governing the Building or the tract of land described in Exhibit A-l hereto or any part or parts thereof by Landlord. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant shall execute such further assurance as may be required. Any mortgagee, ground lessor or trustee under any such mortgage, deed of trust, ground lease or master lease may elect that this Lease shall have priority over its mortgage, deed of trust, ground lease or master lease; and upon notification to Tenant of such election by such mortgagee, ground lessor or trustee, this Lease shall be deemed to have priority over said mortgage, deed of trust, ground lease or master lease whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or master lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage, deed of trust, ground lease or master lease shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant hereby attorns to any successor to Landlord's interest in this Lease and shall recognize such successor as Landlord hereunder. Tenant agrees to execute, within ten (10) days after Landlord's request, all instruments as may be reasonably required by such successor to confirm such attornment.

ARTICLE 15 - DEFAULTS AND REMEDIES

Section 15.01. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A.	Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent or the Annual Rental Adjustment within ten (10) days after the same shall be due and payable, or any other amounts due Landlord from Tenant as additional rent or otherwise including any amounts owed by Tenant for Building Non-Standard Work within thirty (30) days after the same shall be due and payable.

B.	Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of ten (10) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time.

C.	Tenant shall vacate or abandon the Leased Premises for any period, or fail to occupy for a period of ten (10) days the Leased Premises or any substantial portion thereof.

D.	A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter)

E.	A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

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Section 15.02. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A.	Landlord may re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

B.	1.	Landlord may terminate this Lease as of the date of such default, in which event (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased Premises by any means permitted by law, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease( Landlord may declare all rent which would have been due under this Lease for the balance of the Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this subsection B 1 of Section 15.02 shall survive the termination of this Lease; or

	2.	Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's reasonable costs and expenses for preparing the Leased Premises for re-letting, including without limitation, all repairs, Tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting. In no event shall Tenant receive any offsets or rebates due to re-letting of premises at a higher rate than the rate pertaining to the Tenant’s lease.

C.	Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Section 15.03. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

Section 15.04. Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 15.03 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt) , the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations accruing after the date of transfer.

Section 15.05. Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce, at any time, any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.06. Attorneys' Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord employs attorneys to enforce all or any part of this Lease, collect any rent due or to become due or recover possession of the Leased Premises, Tenant agrees to reimburse Landlord for the attorneys' fees incurred thereby, whether or not suit is actually filed.

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ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right, at its option, upon at least Sixty (60) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Leased Premises described herein other space in the Building containing at least as much rentable area as the Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises Landlord shall reimburse Tenant for all reasonable expenses incurred with and caused by such relocation, including telephone installation, moving of equipment and furniture, and printing of stationery and change of address announcements with the Tenant's new address. Such costs shall be reimbursed by Landlord within Thirty (30) days of receipt from Tenant of original invoices or receipts marked "paid in full". In no event shall Landlord be liable for any consequential damages to Tenant as a result of any such relocation, including, but not limited to, loss of business income or opportunity. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Leased Premises and any other matters pertinent thereto.

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT

Section 17.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item M of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item L of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.02. Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item L of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 18.01. Definitions.

a.	"Environmental Laws" - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.
b.	"Hazardous Substances" - Includes:

(i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" in any of the Environmental Laws; and

(ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

Section 18.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

Section 18.03. Restrictions on Tenant. Tenant shall not cause or permit to occur:

a.	Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

b.	The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for general office and warehouse use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

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Section 18.04. Notices, Affidavits, Etc.

a.	Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

b.	Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord's request therefor, concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 18.05. Landlord's Rights.

a.	Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

b.	If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

Section 18.06. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 18. The covenants and obligations of Tenant under this Article 18 shall survive the expiration or earlier termination of this Lease.

ARTICLE 19 - MISCELLANEOUS GENERAL PROVISIONS

Section 19.01. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

Section 19.02. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

Section 19.03. Common Areas. The term "Exterior Common Areas," as used in this Lease, refers to the exterior areas of the Building and the land described in Exhibit A-l which are designed for use in common by all Tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, the parking areas, driveways, sidewalks, dock accesses, and landscaped areas. Tenants shall have the non-exclusive right, in common with others, to the use of the Exterior Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease.

The term “Interior Common Areas,” as used in this lease, refers to the building entrances and exits, hallways and stairwells, elevators, restrooms, maintenance rooms and other areas as may be designated by Landlord as part of the Interior Common Areas of the Building. Tenants shall have the non-exclusive right, in common with the other Tenants, to use the Interior Common Areas of the building, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.02 and Exhibit C of this Lease.

Section 19.04. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Minnesota.

Section 19.05. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.06. Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such names.

Section 19.07. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

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Section 19.08. Time. Time is of the essence of this Lease and each and all of its provisions.

Section 19.09. Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.10. Prior Agreements. This Lease and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.11. Payment of and Indemnification for Leasing Commissions. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those named in Item I of the Basic Lease Provisions; that Landlord is obligated to pay to it or them or for their benefit a leasing commission under its Leasing Agreement with EFH Realty Advisors, Inc.; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord will not pay a broker commission to any broker representing Tenant for any extensions of the Lease Term and/or expansions of the Leased Premises outside the original term of the Lease.

Section 19.12. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.13. Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Leased Premises to Tenant, become or be deemed a partner of or joint venture with Tenant in the conduct of Tenant's business in the Leased Premises or otherwise.

Section 19.14. Estoppel Certificate. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification) , (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

Section 19.15. Declaration. This Lease shall be subject in all respects to any applicable Declaration of Development Standards, Covenants and Restrictions or similar document relating to the Building.

Section 19.16. Force Majeure. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations when such inability or delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; adverse weather conditions or other acts of God; acts of omissions of governmental or political bodies; or civil disturbances or riots.

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Section 19.17. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty (30) days of Landlord's request therefor, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's most recent fiscal year. Such financial statements shall be signed by Tenant or an authorized officer or representative of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 19.18. Representations and Indemnifications. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

Section 19.19. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

Section 19.20. Signage. Tenant shall be allowed monument signage space at their expense. Landlord shall provided signage at all common areas.

Section 19.21. Renewal Option. Provided Tenant is not in default, Tenant shall have the right to extend lease for a Three (3) Year Term at then current market rents with a Ninety (90) day notice.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

KENYON HOLDINGS, LLC

By: /s/ Keith Sperbeck

ATTEST:	TENANT:

Twin Cities Power Holdings, LLC

By:   /s/ Wiley H. Sharp, III

Wiley H. Sharp, III

Title: CFO

STATE OF Minnesota                        )

                                                              ) SS:

COUNTY OF Dakota                           )

Before me, a Notary Public in and for said County and State, personally appeared Keith W. Sperbeck, by me known and by me known to be the Vice President of Kenyon Holdings LLC, a Minnesota limited liability company, and Wiley H. Sharp, III, by me known and by me known to be the Chief Financial Officer of Twin Cities Power Holdings, LLC, a Minnesota limited liability company, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporations.

WITNESS my hand and Notarial Seal this 22nd day of January, 2013

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